Exhibit 99.1

Officers’ Certification

pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Lennar Corporation, a Delaware corporation (the “Company”), hereby certifies that (i) the Company’s Annual Report on Form 10-K for the year ended November 30, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Company’s Annual Report on Form 10-K for the year ended November 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Date: February 28, 2003	/s/ Stuart A. Miller
	Name	Stuart A. Miller
	Title:	President and Chief Executive Officer

/s/ Bruce E. Gross
	Name	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer